UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                        Date of Report (Date of earliest
                                event reported):

                                January 21, 2004



                        PARAMETRIC TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



        Massachusetts                   0-18059                 04-2866152
(State or other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


                140 Kendrick Street, Needham, Massachusetts 02494

              (Address of principal executive offices and zip code)


                         Registrant's telephone number,
                              including area code:

                                 (781) 370-5000





Item 12.      Results of Operations and Financial Condition.

On January 21, 2004 the company issued a press release announcing results for the fiscal quarter ended January 3, 2004. Pursuant to Item 12, a copy of that press release is hereby furnished to the Commission as Exhibit 99.1.

Exhibit 99.1 includes references to the Company's operating profit, which is operating income (loss) excluding restructuring charges described in the exhibit. Generally accepted accounting principles ("GAAP") require that restructuring charges be included as a cost offset to revenue in determining operating income (loss). The Company believes that operating profit is one of several useful measures for an enhanced understanding of our operating results, as it excludes items not directly attributable to our ongoing operations and that do not generally fluctuate in correlation with periodic performance. In addition, operating profit is a financial indicator that the Company's management uses to evaluate its financial results and to forecast anticipated financial results for future periods. Operating profit should not be construed as an alternative to operating income (loss) as an indicator of operating performance nor as a substitute for cash flow from operations as a measure of liquidity.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Parametric Technology Corporation


Date: January 20, 2004              By:      /s/ Cornelius F. Moses, III
                                           -------------------------------------
                                           Cornelius F. Moses, III
                                           Executive Vice President
                                           and Chief Financial Officer



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EXHIBIT INDEX


Exhibit No.                    Description

99.1 Press release issued by Parametric Technology Corporation on January 21, 2004.